   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1994

                                                  REGISTRATION NO. 33-53643
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                            AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                                    KEYCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   OHIO                                    34-6542451
                                                        (I.R.S. EMPLOYER
     (STATE OR OTHER JURISDICTION OF                 IDENTIFICATION NUMBER)
      INCORPORATION OR ORGANIZATION)

                              127 PUBLIC SQUARE
                            CLEVELAND, OHIO 44114
                                (216) 689-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

CARTER B. CHASE, ESQ., EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
                                   KEYCORP
                              127 PUBLIC SQUARE
                            CLEVELAND, OHIO 44114
                                (216) 689-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                   COPIES TO:
     THOMAS C. STEVENS, ESQ.                        STUART K. FLEISCHMANN, ESQ.
    THOMPSON, HINE AND FLORY                            SHEARMAN & STERLING
1100 NATIONAL CITY BANK BUILDING                        599 LEXINGTON AVENUE
     CLEVELAND, OHIO 44114                            NEW YORK, NEW YORK 10022
         (216) 566-5500                                    (212) 848-4000

                               ----------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

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

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are as follows:

      SEC Registration Fee............................................ $ 55,380
      Fees of Rating Agencies.........................................  150,000
      Printing and Engraving Expenses.................................   15,000
      Legal Fees and Expenses.........................................  125,000
      Accounting Fees and Expenses....................................   20,000
      Fees of Indenture Trustees .....................................    8,000
      Blue Sky Fees and Expenses......................................   25,000
      Miscellaneous...................................................   26,620
                                                                       --------
        Total......................................................... $425,000
                                                                       ========

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All the above amounts except the SEC registration fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

  Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

  Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

  The KeyCorp Regulations provide that KeyCorp shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of KeyCorp or of any other bank, corporation, partnership, trust, or other enterprise for which he was serving as a director, officer, or employee at the request of KeyCorp.

  Reference is made to the Form of Underwriting Agreement and the Distribution Agreement for additional provisions for the indemnification of directors, controlling persons, and certain officers of the Registrant by the underwriters. The Forms of Underwriting Agreement and Distribution Agreement are exhibits to the Registration Statement.

  Except as stated above, neither the Amended and Restated Articles of Incorporation of KeyCorp nor any other contract or arrangement to which KeyCorp is a party provides for such indemnification. Under the terms of KeyCorp's directors' and officers' liability and company reimbursement insurance policy, directors and officers of KeyCorp are insured against certain liabilities, including liabilities arising under the Securities Act.

  KeyCorp is a party to Employment Agreements with, respectively, Victor J. Riley, Jr., Robert W. Gillespie, and Roger Noall, and KeyCorp is party to Change of Control Agreements with certain other executive officers (the provisions of which became effective as a result of the merger of old KeyCorp with and into Society), pursuant to which KeyCorp has agreed to indemnify the officer, to the full extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit, or proceeding by reason of the officer's serving as an employee, officer, or director of KeyCorp and/or any of its subsidiaries or any other company at the request of KeyCorp or any of its subsidiaries, and KeyCorp has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.

ITEM 16. EXHIBITS.

  See Index to Exhibits.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
  Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON THIS NINETEENTH DAY OF MAY, 1994.

                                          KeyCorp


                                          By        /s/ Carter B. Chase
                                            -----------------------------------
                                                  CARTER B. CHASE
                                              EXECUTIVE VICE PRESIDENT,
                                            GENERAL COUNSEL, AND SECRETARY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

                          TITLE AND DESCRIPTION
                          ---------------------
Victor J. Riley, Jr., Chairman of the Board, Chief Executive Officer, and
Director (Principal Executive Officer); James W. Wert, Chief Financial
Officer (Principal Financial Officer); Lee G. Irving, Executive Vice
President, Treasurer, and Chief Accounting Officer (Principal Accounting
Officer); H. Douglas Barclay, Director; William G. Bares, Director;
Albert C. Bersticker, Director; Thomas A. Commes, Director;
John C. Dimmer, Director; Lucie J. Fjeldstad, Director;
Henry S. Hemingway, Director; Charles R. Hogan, Director;
Lawrence A. Leser, Director; Steven A. Minter, Director;
M. Thomas Moore, Director; John C. Morley, Director;
Richard W. Pogue, Director; Robert A. Schumacher, Director;
Dennis W. Sullivan, Director; Peter G. Ten Eyck, II, Director; and
Nancy B. Veeder, Director.


                                          By        /s/ Carter B. Chase
                                            -----------------------------------
                                                    CARTER B. CHASE
                                                   ATTORNEY-IN-FACT

May 19, 1994

                                    KEYCORP

                               INDEX TO EXHIBITS

  FORM S-3
 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    (1)(a)   Form of Underwriting Agreement.*
    (1)(b)   Form of Distribution Agreement.*
    (4)(a)   Amended and Restated Articles of Incorporation of KeyCorp.
              Incorporated herein by reference to Exhibit 7 to Form 8-A/A filed on February 25, 1994.
    (4)(b)   Regulations of KeyCorp. Incorporated herein by reference to
              Exhibit 6 to Form 8-A/A filed on February 25, 1994.
    (4)(c)   Form of Senior Indenture, between KeyCorp and Bankers Trust
              Company, as Trustee.
    (4)(d)   Form of Subordinated Indenture between KeyCorp and Bankers Trust
              Company, as Trustee.
    (4)(e)   Form of Senior Debt Securities.
    (4)(f)   Form of Subordinated Debt Securities.
    (4)(g)   Form of Warrant Agreement.
    (4)(h)   Form of Warrant Certificate.
    (4)(i)   Form of Deposit Agreement.
    (4)(j)   Form of Depositary Receipt.
    (4)(k)   Rights Agreement, dated as of August 25, 1989, between Society
              Corporation (renamed KeyCorp on March 1, 1994) and First Chicago
              Trust Company of New York, as Rights Agent, including as Exhibit
              A thereto the form of Rights Certificate. Incorporated herein by reference to Exhibit 1 to Form 8-A filed on August 29, 1989.
    (4)(l)   Amendment No. 1 to Rights Agreement, dated February 21, 1991, between Society Corporation (renamed KeyCorp on March 1, 1994)
              and First Chicago Trust Company of New York, as Rights Agent.
              Incorporated herein by reference to Exhibit 1 to Form 8-A filed on February 28, 1991.
    (4)(m)   Amendment No. 2 to Rights Agreement, dated September 12, 1991, between Society Corporation (renamed KeyCorp on March 1, 1994)
              and First Chicago Trust Company of New York, as Rights Agent.
              Incorporated herein by reference to Exhibit 4 to Schedule 13D filed on September 23, 1991.
    (4)(n)   Amendment No. 3 to Rights Agreement, dated October 1, 1993, between Society Corporation (renamed KeyCorp on March 1, 1994)
              and Society National Bank, as Rights Agent. Incorporated herein by reference to Exhibit 4 to Schedule 13D filed on October 12,
              1993.
    (5)      Opinion of Thompson, Hine and Flory as to the legality of the securities to be registered.
   (12)      Computation of KeyCorp's Consolidated Ratios of Earnings to Fixed
              Charges and Combined Fixed Charges and Preferred Stock
              Dividends.**
   (23)(a)   Consent of Ernst & Young.**
   (23)(b)   Consent of Thompson, Hine and Flory (included as part of Exhibit
              (5)).
   (24)(a)   Powers of Attorney.**
   (24)(b)   Certified Resolutions of Board of Directors of KeyCorp.**
   (25)      Form T-1 Statement of Eligibility and Qualifications under the
              Trust Indenture Act of 1939 of Bankers Trust Company, as
              Trustee.**

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 * To be filed by amendment.

** Previously filed with the SEC as Exhibits with the same respective numbers to KeyCorp's Registration Statement on Form S-3, filed with the SEC on May 16, 1994.